EXHIBIT 99.1

Akorn Provides Preliminary First Quarter 2019 Results and Full Year Guidance

-Operational improvements drive sequential growth-

-Full year outlook anticipates further sequential growth throughout the year-

LAKE FOREST, Ill., May 07, 2019 (GLOBE NEWSWIRE) -- Akorn, Inc. (Nasdaq: AKRX), a leading specialty generic pharmaceutical company, today announced its preliminary financial results for the first quarter of 2019.

First Quarter 2019 and Recent Business Highlights

  Net revenue was $166 million, up 8% from the fourth quarter of 2018, down 10% from the prior year quarter
  Net loss was $82 million, compared to $215 million in the fourth quarter of 2018 and $29 million in the prior year quarter
  Adjusted EBITDA was $10 million, compared to ($20) million in the fourth quarter of 2018 and $25 million in the prior year quarter
  Cash position of $184 million as of March 31, 2019
  Full year 2019 guidance anticipates continued sequential improvement throughout the year
  Ongoing progress towards completion of FDA action items related to the inspections of our facilities in Decatur and Somerset
  Further strengthening of leadership team and organizational capabilities
  Significant reduction in backorders and failure to supply penalties
  Two products launched year-to-date: Ropivacaine Hydrochloride Injection, USP (2mg/ml) and TheraTears® SteriLid® Antimicrobial, the 1st FDA Accepted Antimicrobial Eyelid Cleanser
  Two New Product Approvals: Loteprednol Etabonate Ophthalmic Suspension, 0.5% and Fluticasone Propionate Nasal Spray USP, 50 mcg per spray (OTC)
  Extended revolving credit facility and executed a Standstill Agreement with current lending institutions

See "Non-GAAP Financial Measures" below.

Douglas Boothe, Akorn’s President and Chief Executive Officer, stated, “We are pleased with the initial progress made across the organization executing against our operations, quality systems and compliance enhancement initiatives.  As a result, our first quarter financial results were stronger than anticipated and benefited from the resumption of full operations, improvement in product availability and strong demand across our diversified lines of business.  We believe that continued focus on these initiatives will provide us with a path to long-term, profitable growth.”

Boothe further commented, “As part of our confidence in our business fundamentals and in our ability to execute on the strategic growth objectives, we are providing guidance for the full year 2019.  We believe this is a strong step in the right direction as we get back to running our company with a freedom to operate and focus on creating value for our stakeholders.”

Summary Financial Results for the Quarter Ended March 31, 2019

Akorn reported net revenue of $165.9 million for the three month period ended March 31, 2019, representing a decrease of $18.2 million, or 9.9%, as compared to net revenue of $184.1 million for the three month period ended March 31, 2018.  The decrease in net revenue in the period was primarily due to $18.1 million decline in organic revenue that was partially offset by $0.7 million net revenue increase in new products and product relaunches.  The $18.1 million decline in organic revenue was due to approximately $30.5 million, or 16.6% in volume declines partially offset by $12.3 million, or 6.7%, of price variances.  The volume decline was principally due to the effect of competition on Ephedrine Sulfate Injection, Nembutal® and Cosopt® PF and supply shortfalls from the continued production ramp-up at our Somerset and Decatur manufacturing facilities.

Consolidated gross profit for the quarter ended March 31, 2019, was $53.5 million, or 32.3% of net revenue, compared to $82.2 million, or 44.7% of net revenue, in the corresponding prior year quarter.  The decline in the gross profit percentage was principally due to unfavorable product mix shifts primarily driven by the effect of competition on Ephedrine Sulfate Injection, Nembutal® and Cosopt®, unfavorable variances due to decreased production at our Somerset manufacturing facility, as well as increased operating costs associated with FDA compliance related improvement activities.

GAAP net loss for the first quarter 2019, was $82.2 million, or $(0.65) per diluted share, compared to GAAP net loss of $28.7 million, or $(0.23) per diluted share, for the same quarter of 2018.  Including a net adjustment of $70 million to net loss for non-GAAP items, adjusted diluted earnings per share for the first quarter 2019 were $(0.10), compared to $0.05 in the same quarter 2018, after a net adjustment of $35 million to net income for non-GAAP items.

Earnings before interest, taxes, depreciation and amortization (EBITDA) was $(47.7) million for the first quarter 2019, compared to $(6.2) million for the first quarter 2018.  Adjusted EBITDA, which is non-GAAP measure used by management to evaluate the continuing operations of the Akorn business, was $9.6 million for the first quarter 2019, compared to $24.5 million for the first quarter 2018.  See "Non-GAAP Financial Measures" below.

Fiscal 2019 Guidance

Duane Portwood, Akorn’s Chief Financial Officer, stated, “Our full year 2019 expectations anticipate building upon the momentum from the first quarter with sequential improvements expected over the course of the year, with the most significant contributions weighted towards the fourth quarter.”

Akorn's full year 2019 guidance:

  Net revenue for the year expected to be in the range of $690 to $710 million
  Net Loss expected in the range of ($166) to ($151) million
  Adjusted EBITDA expected in the range of $71 to $86 million
  Approximately $40 million in capital expenditures
  Approximately $40 million for data integrity investigation and FDA compliance related expenditures

Standstill Agreement

We have been working constructively with our creditors and are pleased to have reached an agreement that is expected to provide Akorn time to continue to make progress on operational initiatives and deliver improved results, while also providing the lending institutions with additional transparency, reduced risk and enhanced protections.  For further information, we refer you to the Current Report on Form 8-K filed earlier today, which details the economic and non-economic terms of such agreement, including the covenants and other protections that we are providing to our lending institutions.

Status of Akorn Pending ANDA Filings, April 30, 2019:

In an effort to improve the efficiency of our future R&D spend, we have recently completed a review of our pending ANDAs and have decided to rationalize a number of pending filings.  Because of changes in the market size or competitive landscape, the expected commercial opportunity for these ANDAs no longer justifies further investment of time or funds required to obtain the approval.  The remaining pending ANDAs are summarized in the table below:

Filed		Tentative Approval		Pending		Total
values in millions		Count	Value *	Count	Value *	Count	Value *
Ophthalmic	Brand **	3	$455	10	$3,485	13	$3,940
	Generic	1	14	3	112	4	126
Injectable	Brand **	—	—	2	11	2	11
	Generic	1	185	6	974	7	1,159
Topical	Brand **	—	—	—	—	—	—
	Generic	—	—	4	77	4	77
Other	Brand **	—	—	—	—	—	—
	Generic	—	—	7	340	7	340
Total		5	$654	32	$4,999	37	$5,653

*  The value, shown in millions, is the market size estimate based on IQVIA data for the trailing 12 months ended March 31, 2019 and excludes any trade and customary allowances and discounts.  The IQVIA market size is not a forecast of our future sales.

** The label "brand" indicates that the pending ANDA filing is for a product that has not yet had generic competition, therefore the market value is that of the branded reference drug.  All filings reported in the table are generic filings.

Conference Call and Webcast Details:
As previously announced, Akorn’s management will hold a conference call with interested investors and analysts at 10:00 a.m. EST on May 7, 2019, to discuss these results and updates in more detail.  The dial-in number to access the call is (844) 249-9382 in the U.S. and Canada and +1 (270) 823-1530 for international callers.  The conference ID is 8456549.  To access the live webcast, please go to Akorn’s Investor Relations web site at http://investors.akorn.com.  A webcast replay of the conference call will be available shortly following the conclusion of the call and will be available for 90 days following the call.  To access the webcast replay, please go to Akorn’s Investor Relations web site at http://investors.akorn.com.

About Akorn:
Akorn, Inc. is a specialty generic pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals.  Akorn has manufacturing facilities located in Decatur, Illinois; Somerset, New Jersey; Amityville, New York; Hettlingen, Switzerland and Paonta Sahib, India that manufacture ophthalmic, injectable and specialty sterile and non-sterile pharmaceuticals.  Additional information is available on Akorn’s website at www.akorn.com.

Non-GAAP Financial Measures:

To supplement Akorn’s financial results presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company uses certain non-GAAP (also referred to as “adjusted” or “non-GAAP adjusted”) financial measures in this press release and the accompanying tables, including (1) EBITDA, (2) adjusted EBITDA, (3) net debt, and (4) net debt to adjusted EBITDA ratio.  These non-GAAP measures adjust for certain specified items that are described in this release.  The Company believes that each of these non-GAAP financial measures is helpful in understanding its past financial performance and potential future results.  The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for or superior to comparable GAAP measures.

Akorn’s management uses EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted earnings per share in managing and analyzing its business and financial condition.  Akorn’s management believes that the presentation of these and other non-GAAP financial measures provide investors greater transparency into Akorn’s ongoing results of operations allowing investors to better compare the Company’s results from period to period.

Investors should note that these non-GAAP financial measures used to present financial guidance are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.  Investors should also note that these non-GAAP financial measures have no standardized meaning prescribed by GAAP and; therefore, have limits in their usefulness to investors.  In addition, from time-to-time in the future there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; likewise, the Company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures.  Because of the non-standardized definitions, the non-GAAP financial measures as used by Akorn in this press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the Company’s competitors and other companies.

Set forth below is the definition of each non-GAAP financial measure as used by the Company in this press release and a full reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measures.

EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization.

Adjusted EBITDA, as defined by the Company, is calculated as follows:

Net (loss) income, (minus) plus:

Interest income (expense), net
Provision for income taxes
Depreciation and amortization
Non-cash expenses, such as impairment of long-lived assets, share-based compensation expense, and amortization of deferred financing costs
Other adjustments, such as legal settlements, restatement expenses and various merger and acquisition-related expenses, employee retention expense, refinancing advisory fees, fixed asset impairment, executive termination expenses, data integrity investigations & assessment, gain on disposal of fixed assets, and
Fresenius transaction & litigation

Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash or non-recurring operating expenses that have no impact on continuing cash flows as well as other items that are not expected to recur and therefore are not reflective of continuing operating performance.

Adjusted net (loss) income, as defined by the Company, is calculated as follows:

Net (loss) income, (minus) plus:
Amortization expense
Non-cash expenses, such as impairment of long-lived assets, share-based compensation expense, and amortization of deferred financing costs
Other adjustments, such as legal settlements, restatement expenses and various merger and acquisition-related expenses, employee retention expense, refinancing advisory fees, fixed asset impairment, executive termination expenses, data integrity investigations & assessment, gain on disposal of fixed assets, and
Fresenius transaction & litigation
Less an estimated tax provision, net of the benefit from utilizing net operating loss carry-forwards effected for the adjustments noted above

Adjusted diluted earnings per share, as defined by the Company, is equal to adjusted net income divided by the actual or anticipated diluted share count for the applicable period. The Company believes that adjusted net income and adjusted diluted earnings per share are meaningful financial indicators, to both Company management and investors, in that they exclude non-cash income and expense items that have no impact on current or future cash flows, as well as other income and expense items that are not expected to recur and therefore are not reflective of continuing operating performance.

The shortcomings of non-GAAP financial measures as guidance or performance measures are that they provide a view of the Company’s results of operations without including all events during a period.  For example, Adjusted EBITDA does not take into account the impact of capital expenditures on either the liquidity or the financial performance of the Company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense.  Adjusted net income does not take into account non-cash expenses that reflect the amortization of past expenditures, or include share-based compensation, which is an important and material element of the Company's compensation package for its directors, officers and other key employees.  Due to the inherent limitations of non-GAAP financial measures, investors should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.  Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most directly comparable GAAP measures as presented in this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release includes statements that may constitute "forward-looking statements", including expectations regarding the Company’s business plan and initiatives, the Company’s commitments to the FDA, disruptions during the Standstill Period and other statements regarding the Company’s plans and strategy. When used in this document, the words “will,” “expect,” “continue," “believe,” “anticipate,” “estimate,” “intend,” “could,” “strives” and similar expressions are generally intended to identify forward-looking statements. These statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act. A number of important factors could cause actual results of the Company and its subsidiaries to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (i) the effect of the Delaware court’s recent decision against the Company on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally, (ii) the risk that ongoing or future litigation related to the court’s decision may result in significant costs of defense, indemnification and/or liability, (iii) the outcome of the investigation conducted by the Company with the assistance of outside consultants, into alleged breaches of FDA data integrity requirements relating to product development at the Company and any actions taken by the Company, third parties or the FDA as a result of such investigations, (iv) the difficulty of predicting the timing or outcome of product development efforts, including FDA and other regulatory agency approvals and actions, if any, (v) the timing and success of product launches, (vi) difficulties or delays in manufacturing, (vii) the Company’s increased indebtedness and compliance with certain covenants and other obligations under the Standstill Agreement, which create material uncertainties and risks to its growth and business outlook, (viii) the Company’s obligation under the Standstill Agreement to enter into a Comprehensive Amendment that is satisfactory in form and substance to the Lenders, (ix) the Company’s obligation under the Standstill Agreement to pay certain fees and expenses and increased interest margin, (x) such other risks and uncertainties outlined in the risk factors detailed in Part I, Item 1A, “Risk Factors,” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (as filed with the Securities and Exchange Commission (“SEC”) on March 1, 2019), to be detailed in Part II, Item 1A, “Risk Factors,” of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019 (expected to be filed with the SEC by May 10, 2019) and other risk factors identified from time to time in the Company’s filings with the SEC. Readers should carefully review these risk factors, and should not place undue reliance on the Company’s forward-looking statements. These forward-looking statements are based on information, plans and estimates at the date of this press release. The Company undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS)
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues, net	165,871	184,063
Cost of sales (exclusive of amortization of intangibles, included within operating expenses below)	112,358	101,835
GROSS PROFIT	53,513	82,228
Selling, general and administrative expenses	72,498	62,994
Research and development expenses	8,714	12,644
Amortization of intangibles	11,065	13,190
Impairment of goodwill	15,955	—
Impairment of intangible assets	10,354	18,815
Litigation rulings and settlements	410	—
TOTAL OPERATING EXPENSES	118,996	107,643
OPERATING (LOSS)	(65,483)	(25,415)
Amortization of deferred financing costs	(1,304)	(1,304)
Interest expense, net	(14,327)	(9,578)
Other non-operating income, net	353	270
(LOSS) BEFORE INCOME TAXES	(80,761)	(36,027)
Income tax provision (benefit)	1,420	(7,280)
NET (LOSS)	(82,181)	(28,747)
NET (LOSS) PER SHARE
NET (LOSS) PER SHARE, BASIC	(0.65)	(0.23)
NET (LOSS) PER SHARE, DILUTED	(0.65)	(0.23)
SHARES USED IN COMPUTING NET (LOSS) PER SHARE
BASIC	125,566	125,240
DILUTED	125,566	125,240
COMPREHENSIVE (LOSS)
Net (loss)	(82,181)	(28,747)
Unrealized holding (loss) on available-for-sale securities, net of tax of $0 for the three month period ended March 31, 2018.	—	(1)
Foreign currency translation (loss)	(424)	(848)
Pension liability adjustment (loss) gain, net of tax of $30 and ($1) for the three months ended March 31, 2019 and 2018, respectively.	(116)	4
COMPREHENSIVE (LOSS)	(82,721)	(29,592)

AKORN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share Data)

	March 31, 2019 (Unaudited)	December 31, 2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$184,090	$224,868
Trade accounts receivable, net	174,325	153,126
Inventories, net	162,752	173,645
Prepaid expenses and other current assets	29,286	32,180
TOTAL CURRENT ASSETS	550,453	583,819
PROPERTY, PLANT AND EQUIPMENT, NET	325,970	334,853
OTHER LONG-TERM ASSETS
Goodwill	267,923	283,879
Intangible assets, net	263,644	284,976
Right-of-use assets, net - Operating leases	21,973	—
Other non-current assets	7,228	7,730
TOTAL OTHER LONG-TERM ASSETS	560,768	576,585
TOTAL ASSETS	$1,437,191	$1,495,257
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Trade accounts payable	$38,419	$39,570
Income taxes payable	13,925	—
Accrued royalties	7,079	6,786
Accrued compensation	16,529	19,745
Accrued administrative fees	28,165	36,767
Accrued legal fees and contingencies	49,710	52,413
Current portion of lease liability - Operating leases	2,238	—
Accrued expenses and other liabilities	12,721	15,542
TOTAL CURRENT LIABILITIES	168,786	170,823
LONG-TERM LIABILITIES
Long-term debt (net of non-current deferred financing costs)	821,715	820,411
Deferred tax liability	530	566
FIN 48 reserve	51,410	49,990
Long-term lease liability - Operating leases	21,480	—
Pension obligations and other liabilities	7,521	9,601
TOTAL LONG-TERM LIABILITIES	902,656	880,568
TOTAL LIABILITIES	1,071,442	1,051,391
SHAREHOLDERS’ EQUITY
Preferred stock, $1 par value - 5,000,000 shares authorized; no shares issued or outstanding at March 31, 2019 and December 31, 2018.	—	—
Common stock, no par value – 150,000,000 shares authorized; 125,578,913 and 125,492,373 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively.	579,157	574,553
(Accumulated deficit)	(189,349)	(107,168)
Accumulated other comprehensive (loss)	(24,059)	(23,519)
TOTAL SHAREHOLDERS’ EQUITY	365,749	443,866
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,437,191	$1,495,257

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
OPERATING ACTIVITIES:
Net (loss)	$(82,181)	$(28,747)
Depreciation and amortization	18,750	20,278
Amortization of debt financing fees	1,304	1,304
Impairment of intangible assets	10,354	18,815
Goodwill impairment	15,955	—
Fixed asset impairment and other	10,089	—
Non-cash stock compensation expense	4,720	5,508
Deferred income taxes, net	(28)	(7,833)
Other	(31)	218
Changes in operating assets and liabilities:
Other non-current assets	584	37
Trade accounts receivable	(21,283)	(35,508)
Inventories, net	10,819	(9,292)
Prepaid expenses and other current assets	1,079	11,997
Trade accounts payable	722	11,318
Accrued Legal Fees	(2,703)	(12,853)
FIN 48 Reserve	1,420	512
Accrued expenses and other liabilities	(33)	(7,345)
NET CASH (USED IN) OPERATING ACTIVITIES	$(30,463)	$(31,591)
INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(10,059)	(22,340)
NET CASH (USED IN) INVESTING ACTIVITIES	$(10,059)	$(22,340)
FINANCING ACTIVITIES:
Proceeds from the exercise of stock options	—	546
Stock compensation plan withholdings for employee taxes	(116)	—
Payment of contingent acquisition liabilities	—	(4,793)
Lease payments	(335)	(3)
NET CASH (USED IN) FINANCING ACTIVITIES	$(451)	$(4,250)
Effect of exchange rate changes on cash and cash equivalents	54	41
(DECREASE) IN CASH AND CASH EQUIVALENTS	$(40,919)	$(58,140)
Cash and cash equivalents, and restricted cash at beginning of period	225,794	369,889
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT END OF PERIOD	$184,875	$311,749
SUPPLEMENTAL DISCLOSURES:
Amount paid for interest	$16,314	$12,262
Amount (received) paid for income taxes, net	$(14,526)	$8,205
Additional capital expenditures included in accounts payable	$4,641	$8,227

Reconciliation of GAAP Net (Loss) to Non-GAAP EBITDA and Adjusted EBITDA
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
NET (LOSS)	$(82,181)	$(28,747)

ADJUSTMENTS TO ARRIVE AT EBITDA:
Depreciation expense	7,685	7,088
Amortization expense	11,065	13,190
Interest expense, net	14,327	9,578
Income tax (benefit) provision	1,420	(7,280)
EBITDA	(47,684)	(6,171)

NON-CASH AND OTHER NON-RECURRING INCOME AND EXPENSES
Merger and acquisition-related expenses	(3)	11
Employee retention expense	1,612	—
Data integrity investigations & assessment	4,199	4,907
Fresenius transaction & litigation	2,147	—
Refinancing advisory fees	5,748	—
Non-cash stock compensation expense	4,720	5,508
Impairment of goodwill	15,955	—
Impairment of intangible assets	10,354	18,815
Amortization of deferred financing costs	1,304	1,304
Restatement expenses	(26)	90
Executive termination expenses	835	—
Impairment of fixed assets and other	10,089	—
Gain on disposal of fixed assets	(31)	(5)
Litigation rulings and settlements	410	—

ADJUSTED EBITDA	$9,629	$24,459

The table below sets forth expenses included in Net (loss) that have not been included as adjustments to arrive at EBITDA and Adjusted EBITDA in the preceding table.

	($ in thousands)
	Three Months Ended
	March 31,
	2019	2018
FDA compliance related expenses	$10,991	$—
Failure to supply penalties (recorded as a contra-revenue)	$5,538	$9,473
TheraTears® direct-to-consumer advertising campaign	$2,651	$11,622

Reconciliation of GAAP Net (Loss) to non-GAAP Adjusted Net (Loss) and Adjusted Diluted (Loss) Earnings Per Share
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
NET (LOSS)	$(82,181)	$(28,747)

Income tax provision (benefit)	1,420	(7,280)

(LOSS) BEFORE INCOME TAXES	$(80,761)	$(36,027)

ADJUSTMENTS TO ARRIVE AT ADJUSTED NET INCOME:
Merger & acquisition-related expenses (1)	(3)	11
Employee retention expense (2)	1,612	—
Data integrity investigations & assessment (2)	4,199	4,907
Fresenius transaction & litigation (2)	2,147	—
Refinancing advisory fees (2)	5,748	—
Restatement expenses (2)	(26)	90
Non-cash stock compensation expense (2, 3, 4)	4,720	5,508
Non-cash interest expense	—	—
Amortization expense (5)	11,065	13,190
Impairment of goodwill (7)	15,955	—
Impairment of intangible assets (7)	10,354	18,815
Amortization of deferred financing costs (8)	1,304	1,304
Executive termination expenses (2)	835	—
Impairment of fixed assets and other (9)	10,089	—
Gain on disposal of fixed assets (2, 6)	(31)	(5)
Litigation rulings and settlements (10)	410	—
ADJUSTED (LOSS) INCOME BEFORE INCOME TAX	$(12,383)	$7,793

ADJUSTMENTS TO INCOME TAX PROVISION (BENEFIT)	—	1,575
TOTAL ADJUSTED INCOME TAX PROVISION (BENEFIT)	$—	$1,575

ADJUSTED NET (LOSS) INCOME	$(12,383)	$6,218

ADJUSTED DILUTED EARNINGS PER SHARE	$(0.10)	$0.05

(1) - Excluded from Acquisition-related costs
(2) - Excluded from SG&A expenses
(3) - Excluded from R&D expenses
(4) - Excluded from Cost of sales
(5) - Excluded from Amortization of intangibles
(6) - Excluded from Other non-operating (expense) income, net
(7) - Excluded from Impairment of goodwill, intangible assets
(8) - Excluded from Amortization of deferred financing costs
(9) - Excluded from Impairment of fixed assets
(10) - Excluded from Litigation rulings and settlements

AKORN, INC.
Reconciliation of GAAP Debt to Non-GAAP Net Debt and Net Debt to Adjusted EBITDA Ratio
(In Thousands, Except Net Debt to Adjusted EBITDA Ratio)

March 31, 2019
GAAP Debt	$821,715
Deferred financing costs	10,223
Total term loans outstanding	$831,938
Cash and cash equivalents	184,090
Net debt (1)	$647,848

Adjusted EBITDA, trailing twelve months ended	$34,452

Net debt to adjusted EBITDA ratio (2)	18.8

(1) Net debt, as defined by the Company, is gross debt including Akorn’s term loan and revolving debt balances (if applicable) less cash and cash equivalents.

(2) Net debt to Adjusted EBITDA ratio, as defined by the Company, is net debt divided by the trailing twelve months Adjusted EBITDA.

AKORN, INC.
Reconciliation of 2019 Financial Guidance of GAAP Net Loss to Non-GAAP Adjusted EBITDA
(In Millions)

	2019 Guidance
	Lower Range	Upper Range
NET (LOSS)	$(166)	$(151)

Add:
Depreciation expense	32	32
Amortization expense	40	40
Interest expense, net	58	58
Income tax (benefit) provision	6	6
EBITDA	$(30)	$(15)

Add:
Employee retention expense	6	6
Data Integrity investigations & assessment	10	10
Fresenius transaction & litigation	6	6
Non-cash stock compensation expense	21	21
Refinancing advisory fees	15	15
Impairment of goodwill	16	16
Impairment of intangible assets	10	10
Amortization of deferred financing costs	5	5
Executive termination expenses	1	1
Impairment of fixed assets and other	10	10
Litigation rulings and settlements	1	1

ADJUSTED EBITDA	$71	$86

Investors/Media:
(847) 279-6162
Investor.relations@akorn.com